EXHIBIT 32.1: CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Paychex, Inc. (the “Company”) on Form 10-Q for the nine months ended February 28, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, JONATHAN J. JUDGE, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC upon request.
Date: March 28, 2006
/s/ Jonathan J. Judge

Jonathan J. Judge
President and Chief Executive Officer